Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Prolor Biotech Inc.

Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of OPKO Health, Inc. of our reports dated March 12, 2013 relating to the consolidated financial statements and to internal controls of Prolor Biotech Inc. (the “Company”) and its subsidiaries which appear in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2013.

/s/ Yarel + Partners

Yarel + Partners

Certified Public Accountants

Tel Aviv, Israel

July 15, 2013